EXHIBIT 10.1

EXECUTION VERSION
CONFIDENTIAL

EMPLOYMENT AGREEMENT

This Employment Agreement (this “AGREEMENT”), dated as of May 18, 2012 (the “COMMENCEMENT DATE”), is entered into by and between MOTORCAR PARTS OF AMERICA, INC., a New York corporation formerly known as MOTORCAR PARTS & ACCESSORIES, INC. and currently having an address at 2929 California Street, Torrance, California 90503 (the “COMPANY”), and Selwyn Joffe, an individual residing at _____________________ (“EXECUTIVE”).  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the COMPANY’S 2010 Incentive Award Plan (as amended, the “2010 PLAN”).

WITNESSETH:

WHEREAS, the COMPANY and EXECUTIVE have previously entered into an Employment Agreement dated as of February 14, 2003, which was subsequently amended by that certain Amendment No. 1 dated as of April 22, 2005, Amendment No. 2 dated as of October 31, 2006 and Amendment No. 3 dated as of March 27, 2008, and then further amended and restated the Employment Agreement in an Amended and Restated Employment Agreement dated as of December 31, 2008 (the “RESTATED AGREEMENT”), pursuant to which the COMPANY employed EXECUTIVE as its Chairman of the Board, President and Chief Executive Officer; and

WHEREAS, the COMPANY and EXECUTIVE desire to enter into this AGREEMENT and to continue to employ EXECUTIVE as the COMPANY’S Chairman of the Board, President and Chief Executive officer upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
EMPLOYMENT.  Subject to and upon the terms and conditions contained in this AGREEMENT, the COMPANY hereby agrees to employ EXECUTIVE and EXECUTIVE agrees to be employed by the COMPANY, for the period set forth in Paragraph 2 hereof, to render the services to the COMPANY, its affiliates and/or subsidiaries as described in Paragraph 3 hereof.

2.
TERM.  EXECUTIVE’S term of employment under this AGREEMENT shall commence on the COMMENCEMENT DATE and shall continue for a period through and including August 31, 2015 (the “EMPLOYMENT TERM”), unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein.  EXECUTIVE’S term of employment under the RESTATED AGREEMENT is terminated effective as of the COMMENCEMENT DATE.

3.	DUTIES.

EXECUTION VERSION
CONFIDENTIAL

(a)
EXECUTIVE shall be employed as the COMPANY’S Chairman of the Board, President and Chief Executive Officer with such duties consistent with EXECUTIVE’S positions and current and prior duties and authority as may reasonably be assigned to him by the COMPANY’S Board of Directors (as defined below) and shall report to the COMPANY’S Board of Directors.  It is agreed that EXECUTIVE shall perform his service in the COMPANY’S Torrance, California, facilities, or any other facilities mutually agreeable to the parties.

(b)
EXECUTIVE agrees to abide by all By-Laws and applicable policies of the COMPANY promulgated from time to time by the Board of Directors of the COMPANY and its constituent committees (together with its appropriate committees, the “BOARD OF DIRECTORS”).

4.
EXCLUSIVE SERVICES AND BEST EFFORTS.  EXECUTIVE shall devote all of his working time, attention, best efforts and ability to the service of the COMPANY, its affiliates and subsidiaries during the term of this AGREEMENT; provided that the foregoing shall not prohibit EXECUTIVE from serving on the boards of directors of any other company, whether for-profit or not-for-profit.

5.	COMPENSATION. As compensation for his services and covenants hereunder, the COMPANY shall pay EXECUTIVE the following:

(a)
Base Salary; Benefits.  The COMPANY shall pay EXECUTIVE a base salary (“SALARY”) of Six Hundred Thousand Dollars ($600,000) per year.  EXECUTIVE’S salary will be reviewed from time to time in accordance with the COMPANY’S established procedures for adjusting salaries for similarly situated employees.  The EXECUTIVE shall also receive such additional benefits as are usually provided from time to time to senior executives of the COMPANY.

(b)
Annual Incentive Plan.  EXECUTIVE shall participate in the COMPANY’S Annual Incentive Plan as adopted and amended from time to time by the BOARD OF DIRECTORS (the “ANNUAL INCENTIVE PLAN”), with a target bonus to be set each year equal to One Hundred Percent (100%) of EXECUTIVE’S SALARY (each such bonus that is actually earned a “BONUS”).

(c)	Signing Bonus. On the COMMENCEMENT DATE, the COMPANY shall pay EXECUTIVE a one-time bonus of Two Hundred and Fifty Thousand Dollars ($250,000).

(d)
Equity Award.  As additional consideration to enter into this AGREEMENT and in lieu of the Transaction Fees (as defined in the RESTATED AGREEMENT), the COMPANY shall grant EXECUTIVE on a date as soon as practicable after the COMMENCEMENT DATE but no later than ten (10) days thereafter (the “GRANT DATE”) pursuant to the 2010 PLAN:  (i) a fully vested option to purchase, through any means permitted under Section 12.1 of the 2010 PLAN, including without limitation by net exercise in accordance with subsection 12.1(b), a number of shares of the COMPANY’S common stock equal to the quotient of (a) $250,000 divided by (b) the per share fair value of the option as of the GRANT DATE based upon the Black-Scholes valuation method or such other method as may be used by the COMPANY for financial reporting purposes and (ii) a number of shares of fully vested Restricted Stock equal to the quotient of (x) $250,000 divided by (y) the average per share closing sales price of the COMPANY’S Common Stock as quoted on the NASDAQ Global Select Market for the five (5) consecutive trading days immediately following the COMMENCEMENT DATE, minus that number of shares which are required to be withheld to satisfy all federal, state, local and foreign taxes (including EXECUTIVE’S employment tax obligations) on such grant of Restricted Stock (as permitted by Section 12.2 of the 2010 PLAN) based on the minimum statutory withholding rates that apply to supplemental taxable income.

EXECUTION VERSION
CONFIDENTIAL

(e)
Special Bonus.  The COMPANY shall provide EXECUTIVE with a guaranteed bonus of Five Hundred Thousand Dollars ($500,000) payable in three (3) installments of One Hundred Sixty-Eight Thousand Dollars ($168,000) on the COMMENCEMENT DATE, One Hundred Sixty-Six Thousand Dollars ($166,000) on the first anniversary of the COMMENCEMENT DATE, and One Hundred Sixty-Six Thousand Dollars ($166,000) on the second anniversary of the COMMENCEMENT DATE (the “SPECIAL BONUS”).  All installments of the SPECIAL BONUS shall be paid to EXECUTIVE (or his heirs or estate, if applicable) regardless of whether this AGREEMENT has been terminated, other than installments which are payable after the date this AGREEMENT has been terminated by the COMPANY for Cause (as defined below) or by EXECUTIVE without Good Reason (as defined below).

(f)
Annual Awards.  In addition, EXECUTIVE shall be eligible to receive annual Awards pursuant to the 2010 PLAN (or any successor plan) in such amounts as are determined by the Administrator or the administrator of any successor plan, as applicable, in its sole and absolute discretion (each such award an “EXECUTIVE AWARD”); provided, however, that the first such EXECUTIVE AWARD shall be issued in 2012.  Each grant of an EXECUTIVE AWARD pursuant to this Paragraph 5(f) shall be in the form of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or such other form of Award as may be determined by the Administrator or administrator of any successor plan, as applicable, in its sole and absolute discretion.  Each such grant in the form of an Option shall be made in the form of incentive stock options subject to Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that to the extent that the aggregate Fair Market Value of the stock with respect to which such Options are exercisable for the first time during any calendar year exceeds $100,000, determined as of the date on which such Options are granted, such Options shall be treated as Options that are not incentive stock options, in accordance with Section 422(d) of the Code and the related regulations.  Upon the termination of this AGREEMENT for any reason other than termination by the COMPANY for Cause or termination by EXECUTIVE without Good Reason, any EXECUTIVE AWARD which is not fully vested shall immediately vest and remain exercisable by EXECUTIVE for a period of two years or, if shorter, until the ten year anniversary of the date of grant of each such EXECUTIVE AWARD.  Each EXECUTIVE AWARD, as well as the option granted pursuant to Paragraph 5(d)(i) above and all other equity-based Awards granted to EXECUTIVE by the COMPANY after the date hereof, shall provide that any payments with respect thereto may be made through any means permitted under Section 12.1 of the 2010 PLAN, including without limitation by net exercise in accordance with subsection 12.1(b).

EXECUTION VERSION
CONFIDENTIAL

(g)
Clawback Provisions.  Each Award granted pursuant to Paragraphs 5(b), (d) and 5(f), to the extent such Award constitutes “incentive-based compensation” within the meaning of Section 10D of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), shall be subject to clawback by the COMPANY to the extent required by Section 10D(b)(2) of the EXCHANGE ACT, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.  Further, the COMPANY’S clawback rights shall be limited in accordance with California law to the extent California law applies.

6.
BUSINESS EXPENSES.  EXECUTIVE shall be reimbursed for, and entitled to advances (subject to repayment to the COMPANY if not actually incurred by EXECUTIVE) with respect to, only those business expenses incurred by him which are reasonable and necessary for EXECUTIVE to perform his duties under this AGREEMENT in accordance with written policies established from time to time by the COMPANY.

7.	EXECUTIVE BENEFITS.

(a)	EXECUTIVE shall be entitled to four weeks paid vacation each year during the EMPLOYMENT TERM pursuant to the written vacation policy established from time to time by the COMPANY.

(b)
The COMPANY may withhold from any benefits payable to EXECUTIVE all federal, state, local and other taxes and amounts as shall be required pursuant to law, rule or regulation.  All of the benefits to which EXECUTIVE may be entitled which are not specifically described herein may be changed from time to time or withdrawn at any time in the sole discretion of the COMPANY, so long as any such change or withdrawal are applicable to all of the relevant COMPANY executives and to the relevant executives of any company which may control the COMPANY.

(c)
During the EMPLOYMENT TERM the COMPANY shall provide to EXECUTIVE an automobile allowance in the amount of Fifteen Hundred Dollars ($1500.00) per month, payable monthly.  In addition, all costs of operating the automobile, including fuel, oil, insurance, repairs, maintenance and other expenses, shall be the responsibility of the COMPANY.

EXECUTION VERSION
CONFIDENTIAL

(d)
During the EMPLOYMENT TERM, if EXECUTIVE does not elect medical insurance coverage for himself and his eligible family through the COMPANY, he shall receive as an allowance for such medical insurance an amount equal to the then cost which would be incurred by the COMPANY in supplying such coverage for EXECUTIVE and his eligible family.

8.	DEATH AND DISABILITY.

(a)
The EMPLOYMENT TERM shall terminate on the date of EXECUTIVE’S death, in which event EXECUTIVE’S accrued SALARY and BONUS, if any, reimbursable expenses and benefits, including accrued but unused vacation time, owing to EXECUTIVE through the date of EXECUTIVE’S death, shall be paid to the EXECUTIVE’S estate, and EXECUTIVE’S estate shall assume EXECUTIVE’S rights under the 1994 Stock Option Plan and the related rights under this AGREEMENT.  EXECUTIVE’S estate will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 8(a).

(b)
If, during the EMPLOYMENT TERM, in the opinion of a duly licensed physician selected by COMPANY and reasonably acceptable to the EXECUTIVE, EXECUTIVE, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this AGREEMENT for a period of 180 consecutive days, the COMPANY may, upon at least ten days’ prior written notice given at any time after the expiration of such 180-day period to EXECUTIVE of its intention to do so, terminate this AGREEMENT as of such date as may be set forth in the notice.  In case of such termination, EXECUTIVE shall be entitled to receive his accrued SALARY and BONUS, if any, reimbursable expenses and benefits owing to EXECUTIVE through the date of termination.  In addition, EXECUTIVE shall be entitled to receive the benefits payable pursuant to the POLICY described in Paragraph 8(c) below.  EXECUTIVE will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 8(b).

(c)	During the EMPLOYMENT TERM, the COMPANY will pay EXECUTIVE $24,000 per annum to be used by EXECUTIVE to purchase disability insurance for EXECUTIVE’S benefit.

9.	TERMINATION.

(a)
The COMPANY may terminate the employment of EXECUTIVE for Cause (as hereinafter defined); provided, however, that such termination shall only become effective if the COMPANY (acting upon duly adopted resolutions of the BOARD OF DIRECTORS) shall first give EXECUTIVE written notice of the material breach or default, which notice shall (i) identify in reasonable detail the manner in which the COMPANY believes that EXECUTIVE has breached or defaulted under this AGREEMENT or in the performance of his duties and (ii) indicate the steps required to cure such breach or default in the case of termination for “Cause” pursuant to Paragraph 9(b)(i) and EXECUTIVE shall fail within 20 business days after receipt of such notice to substantially remedy or correct the same.  Upon any such termination, the COMPANY shall be released from any and all further obligations under this AGREEMENT, except that the COMPANY shall be obligated to pay EXECUTIVE his accrued SALARY and BONUS, if any, reimbursable expenses and benefits owing to EXECUTIVE through the day on which EXECUTIVE is terminated.  EXECUTIVE will not be entitled to any other compensation upon termination of this AGREEMENT pursuant to this Paragraph 9(a).

EXECUTION VERSION
CONFIDENTIAL

(b)
As used in this AGREEMENT, the term “Cause” shall mean:  (i) the willful failure of EXECUTIVE to perform his duties pursuant to Paragraph 3 hereof, which failure is not cured by EXECUTIVE as described in subparagraph (a) above, or (ii) the conviction of EXECUTIVE for, or entry by EXECUTIVE of a plea of nolo contendere to, an act involving moral turpitude, dishonesty, theft or fraudulent business conduct in connection with EXECUTIVE’S performance of his duties for COMPANY.

(c)
EXECUTIVE may voluntarily terminate this AGREEMENT for Good Reason.  For purposes of this AGREEMENT, “Good Reason” shall mean: (i) any reduction of EXECUTIVE’S title or compensation or any material reduction of EXECUTIVE’S status, authority or responsibilities; (ii) relocation of EXECUTIVE’S principal place of work by a distance of 50 miles or more; or (iii) the COMPANY’S material breach of this AGREEMENT.  Following the occurrence of any Good Reason, EXECUTIVE may voluntarily terminate this AGREEMENT if the circumstances constituting the Good Reason have not been cured within 30 days after EXECUTIVE provides written notice thereof to the COMPANY.

(d)
If EXECUTIVE shall voluntarily terminate this AGREEMENT pursuant to the provisions of Paragraph 9(c) or if the COMPANY shall terminate EXECUTIVE without Cause, then the COMPANY shall pay EXECUTIVE’S SALARY (at the annual rate in effect immediately prior to the Termination Date (as defined below)), EXECUTIVE’S average bonus earned for the two years immediately prior to the year in which this AGREEMENT is so terminated or, if such termination occurs within the first three months of the COMPANY’S fiscal year, for the second and third years preceding the year in which such termination occurs (in either case, payable by no later than January 31 of each year), and all benefits identified in Paragraphs 7 and 8(c) (including without limitation EXECUTIVE’S automobile allowance) through the later of that date which is two years after the Termination Date or August 31, 2015.  The COMPANY shall also pay EXECUTIVE any reimbursable expenses owed to EXECUTIVE through the Termination Date.  For the purposes of the foregoing payments, the foregoing annual SALARY rate shall be the rate paid to EXECUTIVE without regard to any purported reduction or attempted reduction of such rate by the COMPANY.  EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this Paragraph 9 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 9 be reduced by any compensation earned by EXECUTIVE as the result of consultancy with or employment by another entity, by retirement benefits, by offset against any amount claimed to be owed by EXECUTIVE to the COMPANY, or otherwise.

EXECUTION VERSION
CONFIDENTIAL

(e)	For purposes of this AGREEMENT, a “Change in Control” shall have occurred if:

(i)
any “person,” as such term is used in Sections 13(d) and 14(d) of the EXCHANGE ACT (other than the COMPANY, any trustee or other fiduciary holding securities under an employee benefit plan of the COMPANY, any corporation owned, directly or  indirectly, by the stockholders of the COMPANY in substantially the same proportions as their ownership of stock of the COMPANY, Mel Marks, Richard Marks or any affiliate or family relative of either of them, or any trust for the benefit thereof), individually or as a group, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the EXCHANGE ACT), directly or indirectly, of securities of the COMPANY representing more than 50% of the combined voting power of the COMPANY’S then outstanding securities;

(ii)
(ii)    the shareholders of the COMPANY approve a merger or consolidation of the COMPANY with any other corporation, other than (A) a merger or a consolidation which would result in the voting securities of the COMPANY outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the COMPANY or such surviving entity outstanding immediately after such merger or  consolidation or (B) a merger or consolidation effected to implement a recapitalization of the COMPANY (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the COMPANY’S then outstanding securities; or

(iii)	the shareholders of the COMPANY approve an agreement for the sale or disposition by the COMPANY of all or substantially all of the COMPANY’S assets.

EXECUTION VERSION
CONFIDENTIAL

(f)
If a Change in Control of the COMPANY shall occur and the EXECUTIVE shall voluntarily terminate this AGREEMENT pursuant to the provisions of Paragraph 9(c) or if the COMPANY shall terminate EXECUTIVE without Cause with effect on or prior to the two-year anniversary of the Change in Control, then EXECUTIVE shall be entitled to receive either (i) the severance benefit (the “SEVERANCE BENEFIT”) described in this Paragraph 9(f) or (ii) the benefits provided under Paragraph 9(d), whichever is more favorable to EXECUTIVE.  The SEVERANCE BENEFIT shall be equal to the sum of (i) two times EXECUTIVE’S SALARY (at the annual rate in effect immediately prior to the date of the Change in Control) plus (ii) two times EXECUTIVE’S average bonus earned for the two years immediately prior to the year in which the Change in Control occurs (payable by no later than January 31 of each year).  The COMPANY shall also pay EXECUTIVE any reimbursable expenses owed to EXECUTIVE through the Termination Date.  The SEVERANCE BENEFIT shall be paid to EXECUTIVE in a lump sum as soon as practicable, but no later than 30 days, following the Termination Date.  EXECUTIVE shall not be required to mitigate the amount of any payment provided for in any of the provisions of this Paragraph 9 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 9 be reduced by any compensation earned by EXECUTIVE as the result of consultancy with or employment by another entity, by retirement benefits, by offset against any amount claimed to be owed by EXECUTIVE to the COMPANY, or otherwise.

(g)
In the event that the benefits provided for in this AGREEMENT or otherwise payable to EXECUTIVE constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed by Section 4999 of the Code, then EXECUTIVE shall receive the greater of (i) the largest portion, up to and including the total, of such benefits or (ii) the largest aggregate amount of such benefits that would result in no portion thereof being subject to excise tax under Section 4999 of the Code, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and excise tax under Section 4999 of the Code, results in EXECUTIVE’S receipt, on an after-tax basis, of the greatest amount of the benefit.  For purposes of making the calculations required by this Paragraph 9(g), a tax accounting firm selected by the COMPANY and EXECUTIVE (the “ACCOUNTANTS”) the ACCOUNTANTS may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The COMPANY and EXECUTIVE shall furnish to the ACCOUNTANTS such information and documents as the ACCOUNTANTS may reasonably request in order to make a determination under this Paragraph.  The COMPANY shall bear all costs the ACCOUNTANTS may reasonably incur in connection with any calculations contemplated by this Paragraph 9(g).

EXECUTION VERSION
CONFIDENTIAL

(h)	Section 409A Compliance.

(i)
To the fullest extent applicable, amounts and other benefits payable under this AGREEMENT are intended to be exempt from the definition of “nonqualified deferred compensation” under Section 409A of the Code (“Section 409A”) in accordance with one or more of the exemptions available under the final Treasury regulations promulgated under Section 409A and, to the extent that any such amount or benefit is or becomes subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with such final Treasury regulations, this AGREEMENT is intended to comply with the applicable requirements of Section 409A with respect to such amounts or benefits.  This AGREEMENT shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent.  In this regard, notwithstanding anything in this AGREEMENT to the contrary, the following provisions shall apply.

(ii)
To the extent that any bonus becomes payable pursuant to Paragraph 5(b), then such bonus shall be paid no later than two and one-half months after the end of the COMPANY’S taxable year in which the bonus was earned (or if later, two and one-half months after the end of the calendar year in which the bonus was earned).  To the extent that any taxable reimbursement of expenses or benefits becomes payable pursuant to Paragraphs 6, 7, 8(c), 24 or any other provision of this AGREEMENT, then such taxable reimbursements shall be paid no later than March 15 of the calendar year following the calendar year in which the reimbursed costs were incurred.

(iii)
For purposes of clarification, in the event EXECUTIVE becomes entitled to receive continued payment of EXECUTIVE’S SALARY and average BONUS following the Termination Date pursuant to Paragraphs 9(d), the SALARY shall be payable in accordance with the COMPANY’S normal payroll procedures through the applicable date specified in Paragraphs 9(d), and the average bonus shall be paid no later than January of each year as specified in Paragraph 9(d) through the applicable date specified in Paragraph 9(d).

(iv)
Any reduction made pursuant to Paragraph 9(g) shall be made in accordance with the following order of priority: (i) stock options whose exercise price exceeds the Fair Market Value of the optioned stock, (ii) Full Credit Payments (as defined below) that are payable in cash, (iii) non-cash Full Credit Payments that are taxable, (iv) non-cash Full Credit Payments that are not taxable, (v) Partial Credit Payments (as defined below) and (vi) non-cash employee welfare benefits.  In each case, reductions shall be made in reverse chronological order such that the payment or benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first payment or benefit to be reduced (with reductions made pro rata in the event payments or benefits are owed at the same time).  “Full Credit Payment” means a payment, distribution or benefit, whether paid or payable or distributed or distributable pursuant to the terms of this AGREEMENT or otherwise, that if reduced in value by one dollar reduces the amount of the “parachute payment” (within the meaning of Section 280G of the Code) by one dollar, determined as if such payment, distribution or benefit had been paid or distributed on the date of the event triggering the excise tax.  “PARTIAL CREDIT PAYMENT” means any payment, distribution or benefit that is not a FULL CREDIT PAYMENT.  In no event shall EXECUTIVE have any discretion with respect to the ordering of payments.

EXECUTION VERSION
CONFIDENTIAL

(v)
The Termination Date for purposes of determining the date that any payment or benefit which is treated as nonqualified deferred compensation under Section 409A is to be paid or provided (or in determining whether an exemption to such treatment applies), and for purposes of determining whether EXECUTIVE is a Specified Employee (as defined below) on the Termination Date, shall be the date on which EXECUTIVE has incurred a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), or in subsequent IRS guidance under Section 409A.

(vi)
If EXECUTIVE is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as determined by the Compensation Committee (“Specified Employee”) on the Termination Date and, due to the failure of an amount or other benefit that is payable under this AGREEMENT on account of EXECUTIVE’S “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code (other than a separation from service as a result of EXECUTIVE’S death), to qualify for any of the exemptions from the definition of nonqualified deferred compensation available under Section 1.409A-1(b) of the Treasury Regulations, the COMPANY reasonably determines that such amount or other benefit constitutes nonqualified deferred compensation that will subject EXECUTIVE to “additional tax” under Section 409A(a)(1)(B) of the Code (together with any interest or penalties imposed with respect to, or in connection with, such tax, a “409A Tax”) with respect to the payment of such amount or benefit if paid at the time specified in the AGREEMENT, then notwithstanding any contrary provision of this AGREEMENT (including the other subparagraphs of this Paragraph 9(h)), the payment thereof shall be postponed to the first business day of the seventh month following the Termination Date or, if earlier, the date of EXECUTIVE’S death (the “Delayed Payment Date”).  In the event that this subparagraph (vi) requires a delay of any payment, such payment shall be accumulated and paid in a single lump sum on the Delayed Payment Date together with interest for the period of delay, compounded monthly, equal to the prime lending rate then used by Citibank, N.A., in New York City and in effect as of the date the payment would otherwise have been provided and any remaining payments and benefits due under the AGREEMENT shall be paid in accordance with the normal payment dates specified for them herein.  In the event that this subparagraph (vi) requires a delay in the provision of any in-kind benefit, then continuation of such benefit during the delay period is conditioned on pre-payment by EXECUTIVE to the COMPANY of the full taxable value of the benefit, and the COMPANY shall repay EXECUTIVE for the payments made by EXECUTIVE pursuant to the terms of this sentence on the Delayed Payment Date.

EXECUTION VERSION
CONFIDENTIAL

(vii)	Any series of payments (including in-kind benefits) provided under this AGREEMENT shall for all purposes of Section 409A be treated as a series of separate payments and not as a single payment.

(viii)
The COMPANY and EXECUTIVE agree to cooperate and work together to avoid the imposition of a 409A Tax, and may take such other mutually agreeable actions at such times and in such manners as are permitted under Section 409A.

10.
DISCLOSURE OF INFORMATION AND RESTRICTIVE COVENANT.  EXECUTIVE acknowledges that, by his employment, he has been and will be in a confidential relationship with the COMPANY and will have access to confidential information and trade secrets of the COMPANY, its subsidiaries and affiliates.  Confidential information and trade secrets include, but are not limited to, customer, supplier, and client lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and system, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, EXECUTIVE compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data, and information concerning the business of the COMPANY which are not in the public domain.  EXECUTIVE agrees that in consideration of the execution of this AGREEMENT by the COMPANY:

(a)
EXECUTIVE will not, during the term of this AGREEMENT or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the COMPANY, including but not limited to, confidential information or trade secrets belonging or relating to the COMPANY, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the COMPANY, its subsidiaries, affiliates, customers and clients.  Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to executives of the COMPANY or others in a confidential relationship with the COMPANY or its respective subsidiaries and affiliates which relates to business matters.

EXECUTION VERSION
CONFIDENTIAL

(b)
EXECUTIVE will not, during the term of this AGREEMENT, directly or indirectly, under any circumstance other than at the direction and for the benefit of the COMPANY, engage in or participate in any business activity, including, but not limit to, acting as a director, franchiser or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm occupation or business activity, in any geographic area within the United States that is, directly or indirectly, competitive with any business completed by the COMPANY or any of its subsidiaries or affiliates during the term of this AGREEMENT.  Should EXECUTIVE own 5% or less of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market, such ownership shall not cause EXECUTIVE to be deemed a shareholder under this Paragraph 10(b).

(c)
EXECUTIVE will not, during the term of this AGREEMENT, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the COMPANY, solicit or induce any creditor, customer, supplier, officer, EXECUTIVE or agent of the COMPANY or any of its subsidiaries or affiliates to sever its relationship with or leave the employ of any such entities.

(d)	This Paragraph 10 and Paragraphs 11, 12 and 13 hereof shall survive the expiration or termination of this AGREEMENT for any reason.

(e)
It is expressly agreed by EXECUTIVE that the nature and scope of each of the provisions set forth above in this Paragraph 10 are reasonable and necessary.  If, for any reason, any aspect of the above provisions as it applies to EXECUTIVE is determined by a court of competent jurisdiction to be unreasonable, or unenforceable, the provision shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be.  EXECUTIVE acknowledges and agrees that his services are of a unique character and expressly grants to the COMPANY or any subsidiary, successor or assignee of the COMPANY, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

11.	COMPANY PROPERTY.

(a)
Any patents, inventions, discoveries, applications or process, designs, devised, planned, applied, created, discovered or invented by EXECUTIVE in the course of EXECUTIVE’S employment under this AGREEMENT and which pertain to any aspect of the COMPANY’S or its respective subsidiaries’ or affiliates’ business shall be the sole and absolute property of the COMPANY, and EXECUTIVE shall make prompt report thereof to the COMPANY and promptly execute any and all documents reasonably requested to assure the COMPANY the full and complete ownership thereof.

(b)
All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the COMPANY’S business which EXECUTIVE shall prepare or receive from the COMPANY shall remain the COMPANY’S sole and exclusive property.  Upon termination of this AGREEMENT, EXECUTIVE shall promptly return to the COMPANY all property of the COMPANY in his possession.  EXECUTIVE further represents that he will not copy or cause to be copied, print out or  cause to be printed out any software, documents or other materials originating with or belonging to the COMPANY.  EXECUTIVE additionally represents that, upon termination of his employment with the COMPANY, he will not retain in his possession any such software, documents or other materials.

EXECUTION VERSION
CONFIDENTIAL

12.
REMEDY.  It is mutually understood and agreed that EXECUTIVE’S services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law.  Accordingly, in the event of any breach of this AGREEMENT by EXECUTIVE, including but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses of Paragraph 10 hereof, the COMPANY shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the COMPANY may be entitled to recover.

13.
REPRESENTATIONS AND WARRANTIES OF EXECUTIVE.  In order to induce the COMPANY to enter into this AGREEMENT, EXECUTIVE hereby represents and warrants to the COMPANY as follows: (i) EXECUTIVE hereby has the legal capacity and unrestricted right to execute and deliver this AGREEMENT and to perform all of his obligations hereunder; (ii) the execution and delivery of this AGREEMENT by EXECUTIVE and the performance of his obligations hereunder will not will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which EXECUTIVE is a party or by which he is or may be bound or subject; and (iii) EXECUTIVE is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the COMPANY) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services, except any confidentiality agreements unrelated to the COMPANY’S industry and having no relationship or impact of any kind whatsoever with respect to this AGREEMENT and the transactions contemplated hereby.

14.
NOTICES.  All notices given hereunder shall be in writing and shall be deemed effectively given when hand-delivered or mailed, if sent by registered or certified mail, return receipt requested, addressed to EXECUTIVE at his address set forth on the first page of this AGREEMENT or to the COMPANY at its address set forth on the first page of this AGREEMENT or to such changed address as may be properly noticed hereunder.

15.
ENTIRE AGREEMENT.  This AGREEMENT constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto.  Any prior or other agreements, promises, negotiations or representations not expressly set forth in this AGREEMENT are of no force or effect.

16.
SEVERABILITY.  If any provision of the AGREEMENT shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this AGREEMENT shall continue in full force and effect.

EXECUTION VERSION
CONFIDENTIAL

17.
WAIVERS, MODIFICATIONS.  No amendment, modification or waiver of any provision of this AGREEMENT shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18.
INDEMNIFICATION.  COMPANY shall indemnify EXECUTIVE against any and all claims of third parties arising out of his earlier services to the COMPANY and out of the performance of his duties pursuant to this AGREEMENT to the fullest extent permitted by law.

19.
ASSIGNMENT.  Neither this AGREEMENT, nor any of EXECUTIVE’S rights, powers, duties or obligation hereunder, may be assigned by EXECUTIVE.  This AGREEMENT shall be binding upon and inure to the benefit of EXECUTIVE and his heirs and legal representatives and the COMPANY and its successors and assigns.

20.
APPLICABLE LAW.  This AGREEMENT shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of California, without regard to the conflicts of law rules thereof.  Nothing contained in this AGREEMENT shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this AGREEMENT and any statue, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this AGREEMENT so affected shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements.

21.
ARBITRATION; JURISDICTION AND VENUE; PREVAILING PARTY.  All disputes or controversies between COMPANY and EXECUTIVE arising out of, in connection with or relating to this AGREEMENT shall be exclusively heard, settled and determined by arbitration before a retired Federal or California judge to be held in the City of Los Angeles, County of Los Angeles.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  The parties also agree that judgment may be entered on the arbitrator’s award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of Los Angeles, County of Los Angeles, for this purpose.  The arbitrator shall allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees and expenses of the prevailing party, against the party who did not prevail.

22.
FULL UNDERSTANDING.  EXECUTIVE represents and agrees that he fully understands his rights to discuss all aspects of this AGREEMENT with his private attorney, that to the extent, if any, that he desires, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this AGREEMENT, that he is competent to execute this AGREEMENT, that his agreement to execute this AGREEMENT has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

EXECUTION VERSION
CONFIDENTIAL

23.	COUNTERPARTS. This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

24.
LEGAL REPRESENTATION AND LEGAL EXPENSES.  The parties hereto acknowledge that each has been represented by independent counsel of such party’s own choice throughout all of the negotiations which preceded the execution of this AGREEMENT and in connection with the preparation and execution of this AGREEMENT or has had the opportunity to do so and has not availed himself of it.  The COMPANY shall reimburse EXECUTIVE for all reasonable legal fees and disbursements incurred by EXECUTIVE in connection with the negotiation, preparation and execution of this AGREEMENT.

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EXECUTION VERSION
CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first above written.

THE COMPANY:

MOTORCAR PARTS OF AMERICA, INC.

By:
Michael M. Umansky
Vice President, General Counsel & Secretary

EXECUTIVE:

SELWYN JOFFE